United States
Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 16, 2009
Manhattan Associates, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Georgia	0-23999	58-2373424
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation or organization)
2300 Windy Ridge Parkway, Suite 1000, Atlanta, Georgia
30339
(Address of Principal Executive Offices)
(Zip Code)
(770) 955-7070
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On June 16, 2009, the Compensation Committee of the Board of Directors of Manhattan Associates, Inc. (the “Company”) adopted the 2009 Supplemental Cash Incentive Plan (the “Supplemental Plan”), which supplements the Company’s previously adopted 2009 Annual Cash Incentive Plan (the “2009 Plan”).
     The Supplemental Plan is designed to continue to encourage 2009 Plan participants to strive for the Company’s financial success, notwithstanding the current extraordinary global macro-economic environment, which the Company believes has negatively affected its business and has significantly reduced the incentive value of the 2009 Plan by rendering that plan’s previously established performance goals unlikely to be achieved at meaningful levels.
     Payouts under the Supplemental Plan are based solely on corporate performance with regard to achieving total year adjusted earnings per share (“Adjusted EPS”) that reflect the Company’s actual Adjusted EPS performance for the first quarter of 2009 plus Adjusted EPS targets for the remaining three quarters of 2009 that are consistent with originally budgeted Adjusted EPS objectives for the last three quarters of 2009. Like the 2009 Plan, there is a threshold Adjusted EPS level below which no incentive is earned under the Supplemental Plan. Unlike the 2009 Plan, which provides for participant payouts of up to 200% of total target incentive opportunity for Company performance exceeding target incentive goals, the Supplemental Plan total incentive payout opportunity for participants is capped at 100% if the Company achieves or exceeds the full year Adjusted EPS target incentive goal.
     Award opportunities under the Supplemental Plan are equal to the portion of each participant’s target award opportunity attributable to Adjusted EPS under the 2009 Plan—which, as previously disclosed, is generally 50% of the participant’s total target incentive opportunity under the 2009 Plan. Any payouts under the Supplemental Plan are in addition to any payouts under the 2009 Plan.
     Written summaries of the material terms of the 2009 Plan and the Supplemental Plan are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description

10.1	Written Summary of Manhattan Associates, Inc. 2009 Annual Cash Incentive Plan.

10.2	Written Summary of Manhattan Associates, Inc. 2009 Supplemental Cash Incentive Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Manhattan Associates, Inc.
By:	/s/ Dennis B. Story
Dennis B. Story
Senior Vice President and Chief Financial Officer

Dated: June 19, 2009

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Written Summary of Manhattan Associates, Inc. 2009 Annual Cash Incentive Plan.

10.2	Written Summary of Manhattan Associates, Inc. 2009 Supplemental Cash Incentive Plan.